Exhibit 99.1

NEWS RELEASE

CONTACT:		6110 Executive Blvd., Suite 800
Sara Grootwassink		Rockville, Maryland 20852
Chief Financial Officer		Tel 301-984-9400
Direct Dial: 301-255-0820		Fax 301-984-9610
E-Mail: sgrootwassink@writ.com		www.writ.com

Newspaper Quote: WRIT

Page 1 of 6	FOR IMMEDIATE RELEASE	February 19, 2004

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES FOURTH

QUARTER AND YEAR END 2003 RESULTS

Financial Results

•	Fourth quarter 2003 Net Income per fully diluted share was $0.28, compared to $0.31 in the fourth quarter 2002. The 9.7% decrease in Net Income per fully diluted share is due primarily to a 30.9% increase in depreciation expense in fourth quarter 2003.

•	2003 Net Income per fully diluted share was $1.13, compared to $1.32 in 2002, representing a decrease of 14.4%. The decrease was due to a $0.10 per fully diluted share gain on property disposed in 2002, as well as increased depreciation expense in 2003.

•	Funds from Operations (“FFO”), a non-GAAP financial measure, per fully diluted share, for the fourth quarter 2003 was $0.54, representing a 5.9% increase over FFO per fully diluted share of $0.51 in the fourth quarter of 2002.

•	FFO per fully diluted share, for the year ended 2003 was $2.04, representing a 3.6% increase over FFO per fully diluted share of $1.97 in 2002.

A reconciliation of net income to funds from operations is provided on the attached income statement.

Edmund B. Cronin, Jr., Chairman, President and CEO, stated, “WRIT’s property type diversification and focus on the greater Washington/Baltimore region has once again enabled the Trust to produce strong positive results. Our performance has exceeded consensus expectations and the average FFO per share growth of our peer group.”

Company Information

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington/Baltimore metropolitan region. WRIT owns a diversified portfolio of 66 properties consisting of 11 retail centers, 29 office properties, 17 industrial properties and 9 multifamily properties.

WRIT’s dividends have increased every year for 33 consecutive years. WRIT’s FFO per share has increased every year for 31 consecutive years. WRIT shares are publicly traded on the New York Stock Exchange (symbol: WRE).

Note: WRIT’s press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at 301-984-9400.

Certain statements in this press release and the supplemental disclosures attached hereto are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, fluctuations in interest rates, availability of raw materials and labor costs, levels of competition, the effect of government regulation, the availability of capital, weather conditions, the timing and pricing of lease transactions and changes in general and local economic and real estate market conditions.

FOR IMMEDIATE RELEASE
Page 2 of 6	February 19, 2004

WASHINGTON REAL ESTATE INVESTMENT TRUST

FINANCIAL HIGHLIGHTS

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
OPERATING RESULTS	2003	2002	2003	2002
Revenue
Real estate rental revenue	$43,854	$39,027	$163,405	$152,929
Other income	72	127	414	680

	43,926	39,154	163,819	153,609

Expenses
Real estate expenses	(12,598)	(11,124)	(47,862)	(43,905)
Interest expense	(8,011)	(7,010)	(30,040)	(27,849)
Depreciation and amortization	(10,336)	(7,894)	(35,755)	(29,200)
General and administrative	(1,583)	(1,074)	(5,275)	(4,575)

	(32,528)	(27,102)	(118,932)	(105,529)

Income from continuing operations	11,398	12,052	44,887	48,080
Discontinued operations:
Loss from operations of property disposed	—	—	—	(82)
Gain on property disposed	—	—	—	3,838

Net Income	11,398	12,052	44,887	51,836

Real estate depreciation and amortization	10,336	7,894	35,755	29,200
Discontinued operations:
Gain on property disposed	—	—	—	(3,838)
Real estate depreciation and amortization	—	—	—	11

Funds from operations(1)	21,734	19,946	80,642	77,209

Accretive:
Tenant improvements (3)	(4,958)	(1,267)	(9,506)	(4,656)
Leasing commissions capitalized	(935)	(496)	(4,241)	(1,418)
Non-Accretive:
Recurring capital improvements	(2,887)	(2,475)	(6,548)	(8,068)
Straight line rents, net of reserve	(395)	(484)	(1,689)	(1,848)
Non real estate depreciation & amortization	448	501	1,844	1,995

Funds Available for Distribution(2)	$13,007	$15,725	$60,502	$63,214

Total Dividends Paid	$15,499	$13,806	$58,604	$54,352

(1)	Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) from sales of property plus depreciation and amortization. WRIT considers FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminish predictably over time. Since real estate values have instead historically risen or fallen with market conditions, WRIT believes that FFO more accurately provides investors an indication of its ability to incur and service debt, make capital expenditures and fund other needs.
(2)	Funds Available for Distribution (“FAD”) is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain WRIT’s properties and revenue stream and (2) straight line rents, then adding non-real estate depreciation and amortization. FAD is included herein, because WRIT considers it to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is not a standardized measure, and may be calculated differently by other REITs.
(3)	Tenant improvements for the three months and twelve months ended December 31, 2003 includes a payment of $3.5 million to one tenant.

FOR IMMEDIATE RELEASE

WASHINGTON REAL ESTATE INVESTMENT TRUST

FINANCIAL HIGHLIGHTS

		Three Months Ended December 31,		Twelve Months Ended December 31,
Per Share Data		2003	2002	2003	2002
Income from continuing operations	(Basic)	$0.29	$0.31	$1.14	$1.23
	(Diluted)	$0.28	$0.31	$1.13	$1.22

Net income	(Basic)	$0.29	$0.31	$1.14	$1.33
	(Diluted)	$0.28	$0.31	$1.13	$1.32

Funds from operations	(Basic)	$0.55	$0.51	$2.05	$1.98
	(Diluted)	$0.54	$0.51	$2.04	$1.97
Dividends paid		$0.3725	$0.3525	$1.4700	$1.3900
Weighted average shares outstanding		39,862,110	39,150,598	39,398,646	39,060,598
Fully diluted weighted average shares outstanding		40,121,060	39,328,198	39,599,684	39,281,248

FOR IMMEDIATE RELEASE

WASHINGTON REAL ESTATE INVESTMENT TRUST

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2003	December 31, 2002
Assets
Land	$210,366	$169,045
Building	846,411	684,657

Total real estate, at cost	1,056,777	853,702
Accumulated depreciation	(177,983)	(146,912)

Total investment in real estate, net	878,794	706,790
Cash and cash equivalents	5,486	13,076
Rents and other receivables, net of allowance for doubtful accounts of $2,674 and $2,188, respectively	18,397	14,072
Prepaid expenses and other assets	24,452	22,059

Total Assets	$927,129	$755,997

Liabilities
Accounts payable and other liabilities	$18,108	$14,661
Advance rents	5,322	4,409
Tenant security deposits	6,168	6,495
Mortgage notes payable	142,182	86,951
Lines of credit/short-term note payable	—	50,750
Notes payable	375,000	265,000

Total Liabilities	546,780	428,266

Minority interest	1,601	1,554

Shareholders’ Equity
Shares of beneficial interest, $.01 par value; 100,000 shares authorized: 41,607 and 39,168 shares issued and outstanding, respectively	416	392
Additional paid-in capital	396,462	328,797
Retained earnings (deficit)	(16,272)	(2,554)
Less: Deferred compensation on restricted shares	(1,858)	(458)

Total Shareholders’ Equity	378,748	326,177

Total Liabilities and Shareholders’ Equity	$927,129	$755,997

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

Occupancy Levels by Core Portfolio(1) and All Properties

	Core Portfolio		All Properties
Sector	4th QTR 2003	4th QTR 2002	4th QTR 2003	4th QTR 2002
Multifamily	89.2%*	91.2%	89.2%*	91.2%
Office Buildings	86.9%	87.9%	88.1%	87.9%
Retail Centers	96.0%	95.6%	96.1%	95.6%
Industrial/Flex Centers	88.5%	91.0%	88.8%	91.0%

Overall Portfolio	88.9%**	90.1%	89.5%**	90.1%

*	Multifamily occupancy for the Core Portfolio and All Properties would be 91.2% without the 36 HUD units and 4 additional units at The Ashby at McLean taken off the market for complete renovation.
**	Overall Portfolio occupancy at 12/31/03 for the Core Portfolio and All Properties would be 89.3% and 89.8% without the impact of the 36 former HUD units and 4 additional units at The Ashby at McLean taken off the market for complete renovation.

2003 Acquisition Summary

	Acquisition Date	Square Feet	Occupied Sq. Ft. at Acquisition	Occupancy Percentage at Acquisition	December 31, 2003 Leased Percentage	Investment
Fullerton Industrial Center	1/24/03	137,000	137,000	100%	94%	$10,600,000
718 Jefferson Street (2)	5/29/03	5,000	5,000	100%	100%	$1,100,000
1776 G Street	8/6/03	262,000	230,900	88%	100%	$84,750,000
Prosperity Medical Center	10/9/03	255,000	249,900	98%	98%	$78,000,000

(1)	Core portfolio properties include all properties that were owned for the entirety of the current and prior year reporting periods. For Q4 2003 and Q4 2002, core portfolio properties exclude Fullerton Industrial Center, 718 Jefferson Street, 1776 G Street and Prosperity Medical Center.
(2)	718 Jefferson Street in Alexandria, Virginia, was acquired to complete WRIT’s ownership of the entire block of 800 S. Washington Street. This block is now in the preliminary stages of redevelopment.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

Conference Call Information

WRIT will conduct a Conference/Webcast Call to discuss 4th Quarter on Friday, February 20, 2004 at 11:00 AM, Eastern Time. Conference call access information is as follows:

USA Toll Free Number:	1-800-901-5231
International Toll Number:	1-617-786-2961
Leader:	Sara Grootwassink
Passcode:	24238935

The instant replay of the Conference Call will be available until February 27, 2004 at 11:59 PM Eastern Time. Instant Replay access information is as follows:

USA Toll Free Number:	1-888-286-8010
International Toll Number:	1-617-801-6888
Passcode:	92157041

The live on-demand webcast of the Conference Call will also be available on WRIT’s website at www.writ.com. The on-line playback of the webcast will be available at www.writ.com for 30 days following the Conference Call.